EXHIBIT 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended Quarterly Report of Technologies Scan Corp. a Nevada corporation (the “Company”) on Form 10-Q/A for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gilbert Pomerleau, Chief Financial Officer and Treasurer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

March 17, 2014	By:	/s/ Gilbert Pomerleau
Gilbert Pomerleau Chief Financial Officer, Treasurer (Principal Financial Officer)